UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013 (February 5, 2013)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Employment Agreement - Sandra L. Bodnyk

In connection with her promotion to Senior Executive Vice President and as part of a process of standardizing the form of employment agreement applicable to certain levels of its management team, National Penn Bancshares, Inc. (“National Penn”) and its wholly-owned subsidiary, National Penn Bank (“National Penn Bank”), on February 8, 2013, entered into an amended and restated employment agreement (the “Agreement”) with Sandra L. Bodnyk. The Agreement replaces Ms. Bodnyk's prior agreement, dated as of January 28, 2008, which was filed as Exhibit 10.84 to National Penn's annual report on Form 10-K for the year ended December 31, 2007. The material amendments to Ms. Bodnyk's prior agreement are described below.

The new term of the Agreement is for 3 years beginning February 8, 2013, with one-year extensions to the full term added one year in advance of the end of such term, unless the Agreement is terminated. Such automatic extensions will cease in the February that follows Ms. Bodnyk's 63rd birthday.

Under the Agreement, in the event of an involuntary or good reason termination following a “change-in-control” of National Penn, Ms. Bodnyk will be entitled to a lump sum cash severance payment equal to 200% of the sum of her base salary in effect immediately prior to the “change-in-control” and her average cash bonus over the most recent three years (excluding 2010), along with the continuation of certain health and welfare benefits for 2 years from the date of her termination. This “change-in-control” benefit is exercisable by Ms. Bodnyk any time within 24 months after a “triggering event” that follows a “change-in-control”. Ms. Bodnyk's prior agreement provided her with a lump sum severance amount equal to 100% of her average annualized taxable income for the most recent five years in similar circumstances and included an excise tax indemnity.

In the event that Ms. Bodnyk's employment is terminated by National Penn without cause, the terms of the Agreement will remain in effect for 2 years following the date of such termination, which will result in salary continuation and the continuation of certain health and welfare benefits during such period. Ms. Bodnyk's prior agreement provided her with up to 2 years of base salary, 2 years of continued health benefits, $25,000 of outplacement assistance, a cash lump sum in an amount equal to the gain in her equity awards, a cash lump in an amount equal to the present value of bonus payments that would have been made to her over the subsequent 2 years and a cash lump sum in an amount equal to the excess value of all retirement plan benefits that she would have received over the subsequent 2 years in the event that she was terminated under similar circumstances or in the event that she voluntarily terminated her employment with good reason. The additional lump sum payments related to unrealized retirement benefits, foregone bonuses and equity gains have been eliminated in the Agreement.

The preceding description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Amendment to Employment Agreement - Michael J. Hughes

In connection with his promotion to Senior Executive Vice President and as part of the aforementioned process to standardize the form of employment agreements applicable to certain levels of its management team, National Penn and the Bank, on February 8, 2013, entered into an amendment (the "Amendment") to the August 31, 2009 Employment Agreement with Michael J. Hughes, which was attached as Exhibit 10.1 to National Penn's current report on Form 8-K dated August 12, 2009, as filed on August 12, 2009.

Under the Amendment, the amount of Mr. Hughes' lump sum cash severance payment payable in connection with a “change in control” will be equal to 200% of the sum of his base salary in effect immediately prior to the “change-in-control” and his average cash bonus over the most recent three years (excluding 2010). This benefit is now exercisable by Mr. Hughes at any time within 24 months after a “triggering event” that follows a “change-in-control”. Prior to the effective date of the Amendment, Mr. Hughes' lump sum cash severance payment payable in connection with a “change in control” was equal to 200% of his base salary in effect immediately prior to the “change-in-control”, and Mr. Hughes would have only been entitled to this benefit within 180 days after a “triggering event”.

The preceding description of the Amendment is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is being filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01	Other Events

Completion of Restructuring of Advances from Federal Home Loan Bank of Pittsburgh

On February 8, 2013, National Penn completed its restructuring of $400 million of fixed rate borrowings (the “Restructuring”) with the Federal Home Loan Bank of Pittsburgh (“FHLB”). The FHLB borrowings were repaid through borrowings from alternative funding sources. As previously disclosed in National Penn's earnings webcast on January 24, 2013, the Restructuring will result in a non-recurring after-tax charge of approximately $42 million, or $0.29 per share, in the first quarter of 2013. The Restructuring was implemented as part of National Penn's asset/liability management initiatives.

Redemption of Trust Preferred Securities

In furtherance of National Penn's asset/liability and capital management activities, National Penn announced on February 5, 2013 the redemption of all of the 7.85% Cumulative Trust Preferred Securities issued by NPB Capital Trust II (CUSIP: 62935R209) (the “Trust Preferred”). The redemption of the Trust Preferred will be effective as of March 7, 2013.

The press release announcing the redemption of the Trust Preferred is being filed as Exhibit 99.1 to this current report on Form 99.1.

Cautionary Statement Regarding Forward-Looking Information

This Current Report contains forward-looking statements about National Penn and its subsidiaries, including without limitation the expected impact of the Restructuring and redemption on the net interest margin. In addition, from time to time, National Penn or its representatives may make written or oral forward-looking statements about National Penn and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “target,” “intend” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, rationales, objectives, expectations or consequences of various proposed or announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions its shareholders and other readers not to place undue reliance on such statements.

National Penn's business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: regulatory requirements or other actions mandated by National Penn's regulators, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the Dodd-Frank Act and regulations adopted or to be adopted to implement that Act), deterioration in the credit quality of loans, the effect of credit risk exposure, the geographic concentration of National Penn's operations, declines in the value of National Penn's assets and the effect of any resulting impairment charges, National Penn's ability to raise capital and maintain capital levels, increases in operating costs (including those mandated by National Penn's regulators), competition for personnel and from other financial institutions, variations in interest rates, interruptions or breaches of National Penn's security systems, the development and maintenance of National Penn's information technology, the ability of National Penn and its subsidiaries to pay dividends, and the nature and frequency of litigation and other similar proceedings to which National Penn may be a party . These risks and others are described in greater detail in National Penn's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in National Penn's Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

10.1    Amended and Restated Employment Agreement, dated as of February 8, 2013, among National Penn Bancshares, Inc., National Penn Bank and Sandra L. Bodnyk.

10.2    Amendment to Employment Agreement, dated as of February 8, 2013, among National Penn Bancshares, Inc., National Penn Bank and Michael J. Hughes

99.1    Press release of National Penn Bancshares, Inc., dated February 5, 2013, announcing the redemption of Cumulative Trust Preferred Securities issued by NPB Capital Trust II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/ Scott V. Fainor
Name: Scott V. Fainor
Title: President and CEO

Dated: February 8, 2013

EXHIBIT INDEX

Number        Description

10.1    Amended and Restated Employment Agreement, dated as of February 8, 2013, among National Penn Bancshares, Inc., National Penn Bank and Sandra L. Bodnyk.

10.2    Amendment to Employment Agreement, dated as of February 8, 2013, among National Penn Bancshares, Inc., National Penn Bank and Michael J. Hughes

99.1    Press release of National Penn Bancshares, Inc., dated February 5, 2013, announcing the redemption of Cumulative Trust Preferred Securities issued by NPB Capital Trust II